                                                                   EXHIBIT 10.27

                              ASSIGNMENT AGREEMENT

      THIS ASSIGNMENT AGREEMENT (this "Agreement") is made as of December 30, 1999, by and between Quinton Fitness, Inc., a Delaware corporation ("Quinton"), and W.R. Hambrecht/StairMaster, LLC, a California limited liability company ("WRH/SM").

                                    RECITALS

      A. Quinton is the owner of 23,077 shares of common stock (the "Shares") of StairMaster Holding, Inc., a Delaware corporation ("Stairmaster Holding"), having acquired the Shares pursuant to that certain Stock Subscription Agreement dated as of December 17, 1999 between Quinton and StairMaster Holding (the "Subscription Agreement") entered into in connection with a sale by Quinton of its assets to StairMaster Sports/Medical Products, Inc., a wholly owned subsidiary of StairMaster Holding. As owner of the Shares, Quinton has certain rights with respect to future registrations by StairMaster Holding of its shares of common stock pursuant to that certain Registration Rights Agreement dated September 5, 1997, among StairMaster Holding, Quinton and other investors, as amended by an Amended No. 1 to the Registration Rights Agreement dated as of December 17, 1999 (as so amended, the "Rights Agreement") (the Subscription Agreement and the Rights Agreement are sometimes collectively referred to herein as the "Share Agreements").

      B. WRH/SM desires to purchase all of the Shares and all of Quinton's rights under the Share Agreements, and Quinton is willing to sell the Shares and assign all of its rights under the Share Agreements to Quinton on the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and conditions set forth therein, the parties agree as follows:

1.    ASSIGNMENT AND PURCHASE OF SHARES AND RIGHTS.

      1.1 Sale of Shares and Assignment and Assumption of Rights. Subject to the terms and conditions set forth in this Agreement, Quinton hereby sells, transfers and assigns to WRH/SM, and WRH/SM hereby purchases from Quinton, on the Closing Date, all of Quinton' rights, title and interest in the Shares and the Share Agreements, and assumes and agrees to be bound by the terms and conditions of and obligations under the Share Agreements. WRH/SM hereby makes as to itself each of the representations made by Quinton in Section 3 of the Subscription Agreement. WRH/SM's manager, by its execution of this Agreement, acknowledges and agrees to be bound by the provisions of Section 4 of the Subscription Agreement. StairMaster Holding is an intended third party beneficiary of this Section 1.1.

      1.2 Consideration Payable By WRH/SM. As consideration to Quinton for the assignment of the Shares and the Share Agreements, WRH/SM has tendered to Quinton, at the time of execution and delivery of this Agreement, by wire transfer current funds in the amount of Three Million Dollars ($3,000,000.00).

      1.3 Delivery of Shares. Simultaneous with the execution and delivery of this Agreement by WRH/SM and its payment of the consideration under Section 1.2, Quinton shall have delivered to WRH/SM with all necessary endorsements the original certificate evidencing the Shares and complete and correct copies (with original counterparts where available) of the Share Agreements.

2. REPRESENTATIONS AND WARRANTIES OF QUINTON. To induce WRH/SM to enter into this Agreement, Quinton hereby represents and warrants as follows:

      2.1 Organization; Authority. Quinton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Quinton has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Quinton has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other action on the part of Quinton is necessary to authorize this Agreement and the transactions contemplated hereby.

      2.2 Absence of Conflict. The performance of this Agreement and the consummation of the transactions herein contemplated will not with the passage of time, the giving of notice, or both, result in a breach of or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, note, agreement, lease or other instrument to which Quinton is a party or by which Quinton is bound, the organizational or charter documents of Quinton, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Quinton or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Quinton of the transactions contemplated by this Agreement, other than filings and approvals provided for in this Agreement.

      2.3 No Prior Agreement. Quinton is the owner of the Shares and its rights under the Share Agreements free of all liens and encumbrances, except those in favor of Silicon Valley bank, which Bank has consented to the transfer of the Shares and the Share Agreements hereunder; and Quinton has made no assignment to any person of



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

the Shares or the Share Agreements or any of its rights thereunder other than the sale, transfer and assignment to WRH/SM pursuant to this Agreement.

3.    MISCELLANEOUS PROVISIONS.

      3.1 Survival. All representations, warranties, covenants, and agreements in this Agreement shall survive indefinitely until they are no longer operative or are otherwise limited by an applicable statute of limitations. All statements in any certificate, schedule, or exhibit delivered by any party under this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by that party under this Agreement.

      3.2 Notices. All consents, waivers, claims, notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by courier or messenger (on the date delivered), by telecopy (on the date receipt thereof is confirmed by telecopy) or by mail, first class certified mail, return receipt requested, with postage paid (on the third day, excluding Saturdays, Sundays and federal legal holidays, after the date mailed):

      If to Quinton:    Quinton Fitness, Inc.
                        3303 Monte Villa Parkway
                        Bothell, WA  98021-8906
                        Attn:  President
                        Telecopy: (425) 402-2020

      If to WRH/SM:     W.R. Hambrecht/StairMaster, LLC
                        c/o W.R. Hambrecht + Co.
                        550 Fifteenth Street
                        San Francisco, CA  94103
                        Attn:  J.D. Delafield
                        Telecopy:  (415) 551-8686

or to such other persons or addresses as WRH/SM, or Quinton shall furnish to each other in writing.

      3.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 1.1, nothing in this Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under this Agreement.



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

      3.5 Governing Law. This Agreement shall be governed by the internal laws of the State of California as to all matters of validity, construction, effect and performance.

      3.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one instrument.

      3.7 Headings. Title headings are for reference purposes only and shall have no interpretative effect.

      3.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may be changed, amended or modified only if in writing and signed by the parties hereto.

      3.9 Finder's Fees. Neither Quinton nor WRH/SM or any of their respective affiliates has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

      3.10 Severability. If any clause, paragraph, section or part of this Agreement is held or declared void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement, provided that the severance of such provision does not affect the material terms of this Agreement.

      3.11 Further Assurances. Each party hereto agrees to do such further acts and things and to execute and deliver such additional agreements and instruments as any other party may reasonably request to consummate, evidence, or confirm any agreement or covenant contained herein.

      3.12 Confidentiality. Each party agrees to hold in strict confidence, and not disclose to any other person, the terms and conditions of the transactions contemplated under this Agreement and all confidential information received by such party in connection with the transactions contemplated hereunder, whether or not such transactions are consummated, except as disclosure may be required by law, to StairMaster Holding, or as otherwise contemplated herein.



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

      IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first above written.

                                          QUINTON FITNESS, INC.



                                          By:    /s/ Michael Blomeyer
                                             -----------------------------------
                                          Name:  Michael Blomeyer
                                               ---------------------------------
                                          Title: President/CEO
                                                --------------------------------



                                          W.R. HAMBRECHT/STAIRMASTER, LLC

                                          By   W.R. Hambrecht/StairMaster
                                               Management, LLC


                                          By:  /s/ W.R. Hambrecht/StairMaster
                                                   Management, LLC
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

      The undersigned manager of WRH/SM agrees to be bound by Section 1.1 of the foregoing Assignment Agreement:

W.R. HAMBRECHT/STAIRMASTER MANAGEMENT, LLC



By:   /s/ W.R. Hambrecht/StairMaster
          Management, LLC
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------



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